FOR IMMEDIATE RELEASE

Lamperd Less Lethal receives letter of intent for U.S. distribution of Defender products to police and military agencies. First shipments expected in 30 to 60 days.

Sarnia, Ontario, May 24, 2005 – Lamperd Less Lethal, Inc. (OTC Bulletin Board: LLLI) announced today the receipt of a letter of intent from Taylor’s & Company, Inc. of Winchester, Virginia to establish non-exclusive U.S. sales and distribution of the Lamperd Less Lethal Defender and MPK firearms and ammunition system, including Lamperd’s patented WASP™ less-lethal blunt impact round.

The letter of intent specifies that Taylor’s & Company plans to market Lamperd Less Lethal products through its nationwide network of over 6,000 firearms dealers and distributors, targeting its existing and future law enforcement and military clients.

Taylor’s & Company currently distributes products from a variety of well-known, well-regarded firearms manufacturers. Lamperd’s products will be the first less-lethal/non-lethal arms the company offers. The decision to begin marketing the Lamperd Less Lethal system was made after product tests satisfied company officials that the efficacy and versatility of the Defender firearm and WASP round had strong market potential in the United States.

Taylor’s & Company has indicated that it holds in good standing the necessary FLL license to import and distribute firearms in the United States and will be applying for additional licenses needed for the full range of marketing opportunities it will pursue with the Lamperd Less Lethal system. First shipments of Lamperd Less Lethal products are expected to take place in the next 30 to 60 days.

Barry Lamperd, President of Lamperd Less Lethal, reports that, “Taylor’s & Company should become an important part of our export plans to U.S. law enforcement and military markets. Over the last few months, we’ve made significant progress ramping up to large scale manufacturing of the Lamperd Less Lethal system. Distributors with well established networks like Taylor’s & Company will help us achieve the growth we forecast in the coming months and years.”

About Lamperd Less Lethal Inc.

Founded in 1994, Lamperd Less Lethal is a multi-national supplier of less-lethal weapons and safety equipment to police, government, and military agencies. It currently manufactures more than 250 different products ranging from body protective gear to blunt impact weapons systems. These weapon systems are being positioned in the market as the newest generation of less-lethal weapons suitable for use in a wide range of challenging circumstances, including urban warfare, counter-terrorism, law enforcement, and public security. Lamperd Less Lethal is a certified supplier of law enforcement products for the USA, Canada, and NATO.

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 Visit the Lamperd Less Lethal, Inc. website at http://www.lamperdlesslethal.com/

For more information, please contact:

Lamperd Less Lethal Inc.

Investor Relations

1-519-344-4445

email: info@lamperdlesslethal.com

Forward-Looking Statements.  This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such statements include, but are not limited to, Taylor & Company’s successful marketing of our products, their successful acquisition of any additional licences required to market and distribute our products, the shipment of any of our products for distribution by Taylor & Company and our achievement of any growth forecasts in the coming months and years. Such factors include, among others, the inherent uncertainties associated with the development of an early stage company in the firearms and munitions industry and its products and the entry into new markets for our products. These forward-looking statements are made as of the date of this news release, and Lamperd Less Lethal assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our periodic reports filed from time-to-time with the Securities and Exchange Commission.

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